UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2011

CHINA ARMCO METALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Water Park Drive, Suite 98 San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

(Former name or former address, if changed since last report.)  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Approval of the Amended and Restated Stock Incentive Plan.

At the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of China Armco Metals, Inc. (“the Company”) on July 9, 2011, the Company’s stockholders approved an amendment and restatement of the Company’s 2009 Stock Incentive Plan (the “Amended and Restated Incentive Plan”).  The primary purpose for the Amended and Restated Incentive Plan was to increase the number of shares of the Company’s common stock available for issuance thereunder by 1,000,000 shares.

The Company’s Board of Directors adopted and approved the Amended and Restated Incentive Plan on May 19, 2011, subject to stockholder approval at the Annual Meeting.  A copy of the Amended and Restated Incentive Plan is attached to this report as Exhibit 10.1, and is incorporated herein by reference.  In addition, a more detailed description of the Amended and Restated Incentive Plan is contained in Proposal No. 3 of the Proxy Statement prepared by the Company in preparation for the Annual Meeting and filed with the United States Securities and Exchange Commission on June 7, 2011.

Item 9.01(d).  Exhibits.

(d)           Exhibits.

10.1	Amended and Restated 2009 Stock Incentive Plan, effective as of July 9, 2011.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA AMRCO METALS, INC.

Date: July 14, 2011	By:	/s/ Kexuan Yao
	Name:	Kexuan Yao
	Title:	CEO and Chairman of the Board

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated 2009 Stock Incentive Plan, effective as of July 9, 2011.

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